                                                                     Exhibit 4.4

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                              SAFELITE GLASS CORP.




               9 7/8% Series C Senior Subordinated Notes due 2006

                             =======================




                                    INDENTURE

                         Dated as of December 18, 1998

                             =======================



                      STATE STREET BANK AND TRUST COMPANY,

                                     Trustee



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                                                                              2

                         CROSS-REFERENCE TABLE

TIA                                                 Indenture
Section                                             Section
-------                                             ---------

310(a)(1)              ..........................    7.10
   (a)(2)              ..........................    7.10
   (a)(3)              ..........................     N.A.
   (a)(4)              ..........................     N.A.
   (b)                 ..........................     7.8; 7.10
   (c)                 ..........................     N.A.
311(a)                 ..........................    7.11
   (b)                 ..........................    7.11
   (c)                 ..........................     N.A.
312(a)                 ..........................     2.5
   (b)                 ..........................     N.A.
   (c)                 ..........................     N.A.
313(a)                 ..........................     7.6
   (b)(1)              ..........................     N.A.
   (b)(2)              ..........................     7.6
   (c)                 ..........................     7.6
   (d)                 ..........................     7.6
314(a)                 ..........................    4.18
                                                     4.19; 13.2
   (b)                 ..........................     N.A.
   (c)(1)              ..........................    13.4
   (c)(2)              ..........................    13.4
   (c)(3)              ..........................     N.A.
   (d)                 ..........................     N.A.
   (e)                 ..........................    13.5
   (f)                 ..........................    4.19
315(a)                 ..........................     7.1
   (b)                 ..........................     7.5; 13.2
   (c)                 ..........................     7.1
   (d)                 ..........................     7.1
   (e)                 ..........................     6.11
316(a)(last sentence)  ..........................    13.6
   (a)(1)(A)           ..........................     6.5
   (a)(1)(B)           ..........................     6.4
   (a)(2)              ..........................     N.A.
   (b)                 ..........................     6.7
317(a)(1)              ..........................     6.8
   (a)(2)              ..........................     6.9
   (b)                 ..........................     2.4
318(a)                 ..........................    13.1

                       N.A. means Not Applicable.

----------



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                                                                              3

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                      INDEX
                                      -----

Affiliate Transaction .................................................      59
Agent Members .........................................................      35
Authenticating Agent ..................................................      37
Blockage Notice .......................................................      87
Change of Control Offer ...............................................      60
Change of Control Payment Date ........................................      60
Company ...............................................................       1
Covenant Defeasance ...................................................      79
Exchange Global Note ..................................................      31
Exchange Notes ........................................................       1
Four Quarter Period ...................................................       5
Global Securities .....................................................      31
Group .................................................................       4
IAIs ..................................................................      30
incur .................................................................      53
Initial Notes .........................................................       1
Institutional Accredited Investor Note ................................      30
Legal Defeasance ......................................................      78
Legal Holiday .........................................................     103
Net Proceeds Offer Amount .............................................      57
Net Proceeds Offer Payment Date .......................................      57
Net Proceeds Offer Trigger Date .......................................  56, 58
Note Register .........................................................      38
pay the Securities ....................................................  87, 97
Paying Agent ..........................................................      38
Payment Blockage Period ...............................................      87
Permitted Investments .................................................      13
Private Placement Legend ..............................................      32
QIBs ..................................................................      29
Reference Date ........................................................      54
Registrar .............................................................      38
Regulation S ..........................................................      29
Regulation S Legend ...................................................      33
Regulation S Note .....................................................      30
Regulation S Temporary Global Note ....................................      30
Required Premiums .....................................................      16
Resale Restriction Termination Date ...................................      39
Restricted Payment ....................................................      53
Rule 144A .............................................................      29
Rule 144A Global Note .................................................      30
Rule 144A Note ........................................................      30
Securities ............................................................       1
Stock Permitted Investments ...........................................      18
Transactions Date .....................................................       5
Trustee ...............................................................       1

                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I

   DEFINITIONS AND INCORPORATION BY REFERENCE ............................  1
   SECTION 1.1.  DEFINITIONS .............................................  1
   SECTION 1.2.  OTHER DEFINITIONS ....................................... 28
   SECTION 1.3.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT ....... 28
   SECTION 1.4.  RULES OF CONSTRUCTION ................................... 29

ARTICLE II

   THE SECURITIES ........................................................ 29
   SECTION 2.1.   FORM, DATING AND TERMS ................................. 29
   SECTION 2.2.   EXECUTION AND AUTHENTICATION ........................... 37
   SECTION 2.3.   REGISTRAR AND PAYING AGENT ............................. 38
   SECTION 2.4.   PAYING AGENT TO HOLD MONEY IN TRUST .................... 38
   SECTION 2.5.   SECURITYHOLDER LISTS ................................... 39
   SECTION 2.6.   TRANSFER AND EXCHANGE .................................. 39
   SECTION 2.7.   FORM OF CERTIFICATE TO BE DELIVERED IN
     CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED
     INVESTORS ........................................................... 43
   SECTION 2.8.   FORM OF CERTIFICATE TO BE DELIVERED IN
     CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S .................. 45
   SECTION 2.9.   REPLACEMENT SECURITIES ................................. 46
   SECTION 2.10.  OUTSTANDING SECURITIES ................................. 46
   SECTION 2.11.  TEMPORARY SECURITIES ................................... 47
   SECTION 2.12.  CANCELLATION ........................................... 47
   SECTION 2.13.  DEFAULTED INTEREST ..................................... 47
   SECTION 2.14.  CUSIP NUMBERS .......................................... 48

ARTICLE III

   REDEMPTION ............................................................ 48
   SECTION 3.1.   NOTICES TO TRUSTEE ..................................... 48
   SECTION 3.2.   SELECTION OF SECURITIES TO BE REDEEMED ................. 48
   SECTION 3.3.   NOTICE OF REDEMPTION ................................... 49
   SECTION 3.4.   EFFECT OF NOTICE OF REDEMPTION ......................... 50
   SECTION 3.5.   DEPOSIT OF REDEMPTION PRICE ............................ 50
   SECTION 3.6.   SECURITIES REDEEMED IN PART ............................ 50
   SECTION 3.7.   SPECIAL REDEMPTION. .................................... 50
   SECTION 3.8.   ENTIRETY OF COLLATERAL ARRANGEMENT ..................... 52

ARTICLE IV

   COVENANTS ............................................................. 52
   SECTION 4.1.   PAYMENT OF SECURITIES .................................. 52
   SECTION 4.2.   LIMITATION ON LIENS .................................... 52
   SECTION 4.3.   LIMITATION ON INCURRENCE OF ADDITIONAL
     INDEBTEDNESS ........................................................ 53

                                                                          PAGE

   SECTION 4.4.   LIMITATION ON RESTRICTED PAYMENTS ....................   53
   SECTION 4.5.   LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
     AFFECTING SUBSIDIARIES ............................................   55
   SECTION 4.6.   LIMITATION ON ASSET SALES ............................   56
   SECTION 4.7.   LIMITATION ON TRANSACTIONS WITH AFFILIATES............   58
   SECTION 4.8.   CHANGE OF CONTROL ....................................   60
   SECTION 4.9.   PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT    60
   SECTION 4.10.  LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES ........   61
   SECTION 4.11.  LIMITATION ON FUTURE GUARANTEES ......................   61
   SECTION 4.12.  CONDUCT OF BUSINESS ..................................   61
   SECTION 4.13.  MAINTENANCE OF OFFICE OR AGENCY ......................   61
   SECTION 4.14.  CORPORATE EXISTENCE ..................................   61
   SECTION 4.15.  PAYMENT OF TAXES AND OTHER CLAIMS ....................   62
   SECTION 4.16.  MAINTENANCE OF PROPERTIES AND INSURANCE ..............   62
   SECTION 4.17.  COMPLIANCE WITH LAWS .................................   63
   SECTION 4.18.  ADDITIONAL INFORMATION ...............................   63
   SECTION 4.19.  FURTHER INSTRUMENTS AND ACTS .........................   63

ARTICLE V

   SUCCESSOR COMPANY ...................................................   63
   SECTION 5.1.   WHEN COMPANY MAY MERGE OR TRANSFER ASSETS ............   63

ARTICLE VI

   DEFAULTS AND REMEDIES ...............................................   65
   SECTION 6.1.   EVENTS OF DEFAULT ....................................   65
   SECTION 6.2.   ACCELERATION .........................................   67
   SECTION 6.3.   OTHER REMEDIES .......................................   68
   SECTION 6.4.   WAIVER OF PAST DEFAULTS ..............................   68
   SECTION 6.5.   CONTROL BY MAJORITY ..................................   69
   SECTION 6.6.   LIMITATION ON SUITS ..................................   69
   SECTION 6.7.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT .................   69
   SECTION 6.8.   COLLECTION SUIT BY TRUSTEE ...........................   70
   SECTION 6.9.   TRUSTEE MAY FILE PROOFS OF CLAIM .....................   70
   SECTION 6.10.  PRIORITIES ...........................................   70
   SECTION 6.11.  UNDERTAKING FOR COSTS ................................   71

ARTICLE VII

   TRUSTEE .............................................................   71
   SECTION 7.1.   DUTIES OF TRUSTEE ....................................   71
   SECTION 7.2.   RIGHTS OF TRUSTEE ....................................   72
   SECTION 7.3.   INDIVIDUAL RIGHTS OF TRUSTEE .........................   73
   SECTION 7.4.   TRUSTEE'S DISCLAIMER .................................   73
   SECTION 7.5.   NOTICE OF DEFAULTS ...................................   73
   SECTION 7.6.   REPORTS BY TRUSTEE TO HOLDERS ........................   73
   SECTION 7.7.   COMPENSATION AND INDEMNITY ...........................   74
   SECTION 7.8.   REPLACEMENT OF TRUSTEE ...............................   75
   SECTION 7.9.   SUCCESSOR TRUSTEE BY MERGER ..........................   75

                                                                          PAGE

   SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION .......................   76
   SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY ...   76

ARTICLE VIII

     DISCHARGE OF INDENTURE; DEFEASANCE ................................   76
   SECTION 8.1.    DISCHARGE OF LIABILITY ON SECURITIES ................   76
   SECTION 8.2.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE ............   78
   SECTION 8.3.    CONDITIONS TO DEFEASANCE ............................   79
   SECTION 8.4.    APPLICATION OF TRUST MONEY ..........................   81
   SECTION 8.5.    REPAYMENT TO COMPANY OR THE SUBSIDIARY GUARANTORS ...   81
   SECTION 8.6.    REINSTATEMENT .......................................   82

ARTICLE IX

   AMENDMENTS ..........................................................   82
   SECTION 9.1.    WITHOUT CONSENT OF HOLDERS ..........................   82
   SECTION 9.2.    WITH CONSENT OF HOLDERS .............................   83
   SECTION 9.3.    COMPLIANCE WITH TRUST INDENTURE ACT .................   85

   SECTION 9.4.    REVOCATION AND EFFECT OF CONSENTS AND WAIVERS .......   85
   SECTION 9.5.    NOTATION ON OR EXCHANGE OF SECURITIES ...............   86
   SECTION 9.6.    TRUSTEE TO SIGN AMENDMENTS ..........................   86

ARTICLE X

   SUBORDINATION .......................................................   86
   SECTION 10.1.   AGREEMENT TO SUBORDINATE ............................   86
   SECTION 10.2.   LIQUIDATION, DISSOLUTION, BANKRUPTCY ................   86
   SECTION 10.3.   DEFAULT ON SENIOR INDEBTEDNESS ......................   87
   SECTION 10.4.   ACCELERATION OF PAYMENT OF SECURITIES ...............   88
   SECTION 10.5.   WHEN DISTRIBUTION MUST BE PAID OVER .................   88
   SECTION 10.6.   SUBROGATION .........................................   88
   SECTION 10.7.   RELATIVE RIGHTS .....................................   88
   SECTION 10.8.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY ........   89
   SECTION 10.9.   RIGHTS OF TRUSTEE AND PAYING AGENT ..................   89
   SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE ............   89
   SECTION 10.11.  ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT
     RIGHT TO ACCELERATE ...............................................   89
   SECTION 10.12.  TRUST MONEYS NOT SUBORDINATED .......................   89
   SECTION 10.13.  TRUSTEE ENTITLED TO RELY ............................   90
   SECTION 10.14.  TRUSTEE TO EFFECTUATE SUBORDINATION .................   90
   SECTION 10.15.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR
     INDEBTEDNESS ......................................................   90
   SECTION 10.16.  RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON
     SUBORDINATION PROVISIONS ..........................................   91

ARTICLE XI

   SUBSIDIARY GUARANTEE ................................................   91

                                                                          PAGE

   SECTION 11.1.   SUBSIDIARY GUARANTEE ................................   91
   SECTION 11.2.   UNCONDITIONAL GUARANTEE .............................   91
   SECTION 11.3.   SUBORDINATION OF GUARANTEE ..........................   92
   SECTION 11.4.   SEVERABILITY ........................................   92
   SECTION 11.5.   RELEASE OF A SUBSIDIARY GUARANTOR ...................   92
   SECTION 11.6.   LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY ......   93
   SECTION 11.7.   SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON
     CERTAIN TERMS .....................................................   93
   SECTION 11.8.   CONTRIBUTION ........................................   94
   SECTION 11.9.   WAIVER OF SUBROGATION ...............................   95
   SECTION 11.10.  WAIVER OF STAY, EXTENSION OR USURY LAWS .............   96

ARTICLE XII

   SUBORDINATION OF GUARANTEES .........................................   96
   SECTION 12.1.   AGREEMENT TO SUBORDINATE ............................   96
   SECTION 12.2.   LIQUIDATION, DISSOLUTION, BANKRUPTCY ................   96

   SECTION 12.3.   DEFAULT ON GUARANTOR SENIOR INDEBTEDNESS ............   97
   SECTION 12.4.   ACCELERATION OF PAYMENT OF SECURITIES ...............   98
   SECTION 12.5.   WHEN PAYMENT OR DISTRIBUTION MUST BE PAID OVER ......   98
   SECTION 12.6.   SUBROGATION .........................................   98
   SECTION 12.7.   RELATIVE RIGHTS .....................................   99
   SECTION 12.8.   SUBORDINATION MAY NOT BE IMPAIRED BY SUBSIDIARY
     GUARANTOR .........................................................   99
   SECTION 12.9.   RIGHTS OF TRUSTEE AND PAYING AGENT ..................   99
   SECTION 12.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE ............   99
   SECTION 12.11.  ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT
     RIGHT TO ACCELERATE ...............................................  100
   SECTION 12.12.  TRUST MONEYS NOT SUBORDINATED .......................  100
   SECTION 12.13.  TRUSTEE ENTITLED TO RELY ............................  100
   SECTION 12.14.  TRUSTEE TO EFFECTUATE SUBORDINATION .................  101
   SECTION 12.15.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF GUARANTOR SENIOR
     INDEBTEDNESS ......................................................  101
   SECTION 12.16.  RELIANCE BY HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS
     ON SUBORDINATION PROVISIONS .......................................  101

ARTICLE XIII

   MISCELLANEOUS .......................................................  101
   SECTION 13.1.   TRUST INDENTURE ACT CONTROLS ........................  101
   SECTION 13.2.   NOTICES .............................................  101
   SECTION 13.3.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS .........  102

   SECTION 13.4.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT ..  102
   SECTION 13.5.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION .......  102
   SECTION 13.6.   WHEN SECURITIES DISREGARDED .........................  103
   SECTION 13.7.   RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR ........  103

                                                                         PAGE

   SECTION 13.8.   LEGAL HOLIDAYS ......................................  103
   SECTION 13.9.   GOVERNING LAW .......................................  103
   SECTION 13.10.  NO RECOURSE AGAINST OTHERS ..........................  104
   SECTION 13.11.  SUCCESSORS ..........................................  104
   SECTION 13.12.  MULTIPLE ORIGINALS ..................................  104
   SECTION 13.13.  VARIABLE PROVISIONS .................................  104
   SECTION 13.14.  QUALIFICATION OF INDENTURE ..........................  104
   SECTION 13.15.  TABLE OF CONTENTS; HEADINGS .........................  104

EXHIBITS

EXHIBIT A          FORM OF NOTE
EXHIBIT B          FORM OF EXCHANGE NOTE
EXHIBIT C          FORM OF SUPPLEMENTAL INDENTURE

EXHIBIT D          FORM OF PLEDGE AND SECURITY AGREEMENT

INDENTURE dated as of December 18, 1998, among SAFELITE GLASS CORP., a Delaware corporation (as further defined below, the "COMPANY") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "TRUSTEE").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 9 7/8% Series C Senior Subordinated Notes due 2006 (the "INITIAL NOTES"), (ii) if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 9 7/8% Series D Senior Subordinated Notes due 2006 (the "EXCHANGE NOTES") and (iii) if and when issued as provided in the Registration Rights Agreement, the Private Exchange Securities (as defined in the Registration Rights Agreement; together with the Initial Notes and Exchange Notes, the "SECURITIES"):

                            ARTICLE I

          DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1. DEFINITIONS.

          "1996 Issue Date" means December 20, 1996.

          "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

          "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

          "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

          "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article V, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Wholly Owned Restricted Subsidiaries in connection with Investments permitted under Section 4.4, (viii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and (ix) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified

Receivables Transaction. For the purposes of clause (viii), Purchase Money Notes shall be deemed to be cash.

          "Bank Credit Agreement" means the Credit Agreement dated as of the 1996 Issue Date, among the Company, the other borrowers thereto from time to time, if any, the lenders party thereto from time to time and The Chase Manhattan Bank, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements, promissory notes and collateral documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Bank Credit Agreement or other credit agreements or otherwise).

          "Bank Indebtedness" means any and all amounts, whether outstanding on the 1996 Issue Date or thereafter incurred, payable under or in respect of the Bank Credit Agreement and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "Business Day" means each day which is not a Legal Holiday.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than the Principal or its Related Parties) for purposes of Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Principal or its Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Change of Control Triggering Event" means the occurrence of a Change of Control and the failure of the Securities to have a Minimum Rating on the 30th day after the occurrence of such Change of Control.

          "Closing" means the date of the closing of the Transactions.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral Agreement" has the meaning set forth in Section 3.7.

          "Company" means Safelite Glass Corp. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and
(C) Consolidated Non-Cash Charges.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions that are (x) directly attributable to such transaction and (y) factually supportable) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter

Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period, (iii) with respect to any such Four Quarter Period commencing prior to the Recapitalization, the Recapitalization (including any pro forma expense and cost reductions related thereto that are (x) directly attributable to such transaction and (y) factually supportable) shall be deemed to have taken place on the first day of such Four Quarter Period and (iv) any asset sales or asset acquisitions (including any Consolidated EBITDA (including any pro forma expense and cost reductions that are (x) directly attributable to such transaction and (y) factually supportable) attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period; PROVIDED that to the extent that clause (ii) or (iv) of this sentence requires that pro forma effect be given to an asset sale or asset acquisition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the

Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs in connection with the Transactions) plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $1 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP and an increase in the valuation allowance relating to deferred tax assets recorded in the fourth quarter of 1996 attributable to the Transactions, (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains and losses, and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, (f) only for purposes of clause (iii) (w) of Section 4.4(a), any amounts included pursuant to clause
(iii) (z) of Section 4.4(a), (g) the net loss of any Person other than a Restricted Subsidiary of the Company, (h) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person unless, in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (e) above, (i) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction, (j) bonus payments that were paid to senior management of the Company in connection with the Transactions in an aggregate amount (together with the bonus payments made under clause (k) below) not to exceed $7.0 million and (k) bonus payments that were paid to senior management prior to February 28, 1997 in an aggregate amount not to exceed $400,000 and, together with the amounts paid under clause (j) not to exceed $7.0 million in the aggregate.

          "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the 1996 Issue Date, (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Principal or its Affiliates or was nominated by the Principal or its Affiliates or any designees of the Principals or their Affiliates on the Board of Directors.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Definitive Securities" means certificated Securities, including Institutional Accredited Investor Notes.

          "Depository" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

          "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
(ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least
$25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness or another writing as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control Triggering Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control Triggering Event) on or prior to the final maturity date of the Securities.

          "Distribution" means a dividend of up to $67.2 million on the Company's outstanding Class A Common Stock, a dividend of approximately
$4.7 million representing accrued and unpaid dividends on the Company's 8% Cumulative Preferred Stock and a redemption of the Company's 8% Cumulative Preferred Stock for an amount equal to approximately $58.2 million, in each case paid no more than five Business Days prior to the Vistar Merger.

          "Equity Offering" means an offering of Qualified Capital Stock of the Company (other than the Equity Investment).

          "Equity Investment" has the meaning set forth in the Offering Memorandum.

          "Existing Notes" means the $100 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2006.

          "Existing Note Indenture" means the Indenture dated as of December 20, 1996 between the Company and Fleet National Bank, as trustee, as amended by the First Supplemental Indenture dated as of December 12, 1997, and as the same may be further amended, supplemented or otherwise modified from time to time.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Global Note" has the meaning set forth in Section 2.1.

          "fair market value" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transactions. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect on the 1996 Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "Global Security" has the meaning set forth in Section 2.1.

          "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee" means the guarantee of Subsidiary Guarantors set forth in
Article XI and any additional guarantee of the Securities executed by any Subsidiary of the Company as evidenced by a supplemental indenture substantially in the form of Exhibit C.

          "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, (i) any Indebtedness of such Subsidiary Guarantor under the Bank Credit Agreement or in respect of Bank Indebtedness and (ii) all Indebtedness of such Subsidiary Guarantor, including in the case of both (i) and (ii) interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the 1996 Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Guarantee of such Subsidiary Guarantor or a guarantee in respect of the Existing Notes; PROVIDED, HOWEVER, that Guarantor Senior Indebtedness shall not include (1) any obligation of such Subsidiary Guarantor to a Subsidiary of such Subsidiary Guarantor or to any Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Subsidiary Guarantor which is expressly subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor, (5) any obligations with respect to any Capital Stock or (6) that portion of any indebtedness incurred in violation of Section 4.3 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of such Subsidiary Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,
(vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any lien on any property or asset of such Person but which obligations are not assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency swap agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Institutional Accredited Investor Note" has the meaning set forth in
Section 2.1.

          "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.4, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% (or 80% in the case of clause (ix) of the definition of "PERMITTED INVESTMENTS") of the outstanding common stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the common stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means the date of original issuance of the Securities.

          "Legal Holiday" has the meaning ascribed in Section 13.8.

          "Letter of Credit" has the meaning set forth in Section 3.7.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Minimum Rating" means either (i) a rating of at least BBB- (or equivalent successor rating) by S&P or (ii) a rating of at least Baa3 (or equivalent successor rating) by Moody's.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of
(a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Senior Indebtedness that is required to be repaid in connection with such Asset Sale, (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date; PROVIDED that, in the case of the sale by the Company of an asset constituting an Investment (other than a Permitted Investment), the "Net Cash Proceeds" in respect of such Asset Sale shall not include the lesser of (x) the cash received with respect to such Asset Sale and (y) the initial amount of such Investment, less, in the case of clause
(y), all amounts (up to an amount not to exceed the initial amount of such Investment) received by the Company with respect to such Investment, whether by dividend, sale, liquidation or repayment, in each case prior to the date of such Asset Sale.

          "Non-Voting Preferred Stock" means the Company's 8% Non-Voting Preferred Stock, $.01 par value per share, issued by the Company as partial merger consideration in the Vistar Merger.

          "Note Register" means the register of Securities maintained by the Trustee, pursuant to Section 2.3.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

          "Offering Memorandum" means the Offering Memorandum dated December 15, 1998 relating to the Initial Notes; PROVIDED that after the issuance of Exchange Notes, all references herein to "Offering Memorandum" shall be deemed references to the prospectus relating to the Exchange Notes.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Indebtedness" means, without duplication, (i) the Securities, the Guarantees, the Existing Notes and the guarantees thereof,
(ii) Indebtedness incurred pursuant to the Bank Credit Agreement in an aggregate principal amount (x) prior to completion of the Equity Investment, not to exceed $450 million and (y) thereafter, at any time outstanding not to exceed $388.6 million (A) less the aggregate amount of Indebtedness of a Receivables Entity in a Qualified Receivables Transaction, (B) less the amount of all mandatory principal payments actually made since the Issue Date by the Company in respect of term loans thereunder (excluding (1) any such payments to the extent refinanced at the time of payment under a replaced Bank Credit Agreement,
(2) any such payments relating to the Sale of Excluded Assets in an aggregate amount not to exceed $30 million and (3) any such payments made with the proceeds of the Securities and the Equity Investment) and (C) in the case of a revolving facility, reduced by any required permanent repayments since the Issue Date (which are accompanied by a corresponding permanent commitment reduction) thereunder, (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the 1996 Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon since the 1996 Issue Date, (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; PROVIDED, FURTHER, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company and its Restricted Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness, (v) Indebtedness under Currency Agreements, (vi) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company, (vii) Acquired Indebtedness of the Company or any Restricted Subsidiary of the Company to the extent the Company could have incurred such Indebtedness in accordance with Section 4.3 on the date such Indebtedness became Acquired Indebtedness; PROVIDED that, in the case of Acquired Indebtedness of a Restricted Subsidiary of the Company, such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company,
(viii) guarantees by the Company and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness; PROVIDED that such Indebtedness is permitted to be incurred hereunder, including, with respect to guarantees by Wholly Owned Restricted Subsidiaries of the Company, Section 4.11, (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within five business days of its incurrence, (x) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("REQUIRED PREMIUMS") and fees in connection therewith; PROVIDED that any such event shall not
(1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (vi) or (xvii) of this definition); PROVIDED that no Restricted Subsidiary of the Company that is not a Subsidiary Guarantor may refinance any Indebtedness pursuant to this clause (x) other than its own Indebtedness, (xi) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries since the 1996 Issue Date to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed $5 million at the time of any incurrence thereof (which amount may, but need not, be incurred in whole or in part under the Bank Credit Agreement), (xii) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings),
(xiii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (xiv) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, PROVIDED that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition, (xv) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (xvi) Indebtedness of Vistar constituting Capitalized Lease Obligations in an aggregate principal amount not to exceed $2 million and other indebtedness of Vistar constituting unsecured Indebtedness in an aggregate principal amount not to exceed
$8 million, in each case which was assumed by the Company upon consummation of the Vistar Merger, and (xvii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed
$10 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Bank Credit Agreement).

          "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company (whether existing on the 1996 Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that, in the case of an Investment by the Company or any Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company, such Wholly Owned Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise;
(ii) cash and Cash Equivalents; (iii) Investments existing on the 1996 Issue Date and Investments made on the 1996 Issue Date pursuant to the Recapitalization Agreement; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries since the 1996 Issue Date not in excess of $1 million at any one time outstanding; (v) accounts receivable created or acquired in the ordinary course of business; (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture; (ix) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such

Person becomes a Wholly-Owned Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (x) additional Investments having an aggregate fair market value, taken together with all other Investments made (or as if made) since the 1996 Issue Date pursuant to this clause (x) that are at the time outstanding, not exceeding $2 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (A) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the 1996 Issue Date of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to the Company (other than from a Subsidiary)) and (B) without duplication of any amounts included in clause
(x)(A) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company since the 1996 Issue Date from a holder of the Company's Capital Stock, that in the case of amounts described in clause (x)(A) or (x)(B) are applied by the Company within 180 days after receipt, to make additional Permitted Investments under this clause (x) (such additional Permitted Investments being referred to collectively as "STOCK PERMITTED INVESTMENTS");
(xi) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; PROVIDED that any Investment in a Receivables Entity is in the form of a Purchase Money Note or an equity interest; (xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; PROVIDED in the case of an Asset Sale, such Asset Sale is effected in compliance with
Section 4.6. Any net cash proceeds that are used by the Company or any of its Restricted Subsidiaries to make Stock Permitted Investments pursuant to clause
(x) of this definition shall not be included in subclauses (x) and (y) of clause
(iii) of Section 4.4(a).

            "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation;

          (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

         (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

         (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (xii) Liens securing Indebtedness under Currency Agreements;

          (xiii) Liens securing Acquired Indebtedness incurred in reliance on clause (vii) of the definition of Permitted Indebtedness; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

          (xiv) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

          (xv) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (xvi) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (xvii) Liens on property of a Person existing at the time such Person is acquired by, or such Person is merged into or consolidated or amalgamated with, the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were not created in contemplation of such acquisition, merger, consolidation or amalgamation and do not extend to any assets other than those of the Person acquired by, or merged into or consolidated or amalgamated with, the Company or any Restricted Subsidiary of the Company.

          (xviii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

          (xix) Liens existing on the 1996 Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (x) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the 1996 Issue Date; PROVIDED that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

          "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Pledge Agreement" has the meaning set forth in Section 3.7.

          "Pledged Funds" has the meaning set forth in Section 3.7.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Principal" means Thomas H. Lee Company.

          "Private Exchange Securities" shall have the meaning set forth in the Registration Rights Agreement.

          "Productive Assets" means assets (including Capital Stock) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as, or related to such business, conducted on the date of the relevant Asset Sale.

          "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

          "QIB" has the meaning set forth in Section 2.1.

          "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Recapitalization" means the transactions which occurred on the 1996 Issue Date as contemplated by the Recapitalization Agreement.

          "Recapitalization Agreement" means the Recapitalization Agreement and Plan of Merger and Stock Purchase Agreement, dated as of November 8, 1996, among the Company, Lear Siegler Holdings Corp., Lite Acquisition Corp., LSNWY Corp., the LS Selling Stockholders and L.S. Acquisition Corp.

          "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Redemption Event" shall mean (i) an underwritten initial public offering of the common stock of the Company or (ii) a Change of Control.

          "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

          "Registrar" shall have the meaning set forth in Section 2.3.

          "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated December 18, 1998, among the Company, Chase Securities Inc., BT Alex. Brown Incorporated and Salomon Brothers Inc.

          "Regulation S Note" has the meaning set forth in Section 2.1.

          "Regulation S Global Note" has the meaning set forth in Section 2.1.

          "Regulation S Legend" has the meaning set forth in Section 2.1.

          "Related Party" means Thomas H. Lee Company and any Affiliate of Thomas H. Lee Company.

          "Release Date" has the meaning set forth in Section 2.1.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; PROVIDED that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Restricted Period" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities
Act) and (B) the Issue Date.

          "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "Restricted Securities Legend" means the Private Placement Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.

          "Rule 144A" has the meaning set forth in Section 2.1.

          "Rule 144A Note" has the meaning set forth in Section 2.1.

          "Rule 144A Global Note" has the meaning set forth in Section 2.1.

          "Sale of Excluded Assets" means an individual Asset Sale which results in net proceeds of no less than $10 million and relates exclusively to property, plant and equipment existing on the 1996 Issue Date, together with improvements, repairs, modifications and additions thereon in the ordinary course of business.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the 1996 Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

          "Securities Intermediary" has the meaning set forth in Section 3.7.

          "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

          "Senior Indebtedness" means (i) the Bank Indebtedness and (ii) all Indebtedness of the Company, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the 1996 Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Securities or the Existing Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary of the Company,

(2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, including any Senior Subordinated Indebtedness (including, without limitation, the Existing Notes) and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness incurred in violation of Section 4.3 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holders(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

          "Senior Subordinated Indebtedness" means the Securities, the Existing Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities or the Existing Notes and is not by its express terms subordinate in right of payment to any Indebtedness of the Company which is not Senior Indebtedness.

          "Shelf Registration Statement" has the meaning ascribed thereto in the Registration Rights Agreement.

          "Significant Subsidiary" means, as of any date of determination, for any Person, each Restricted Subsidiary of such Person which (i) for the most recent fiscal year of such Person accounted for more than 10% of consolidated revenues or consolidated net income of such Person or (ii) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person.

          "Special Redemption" has the meaning set forth in Section 3.7.

          "Special Redemption Date" has the meaning set forth in Section 3.7.

          "Special Redemption Price" has the meaning set forth in Section 3.7.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable transaction.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the 1996 Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the Securities or the Existing Notes pursuant to a written agreement.

          "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries existing on the Issue Date that has guaranteed the Indebtedness under the Bank Credit Agreement and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor whether pursuant to the provisions set forth under Section 4.11 or otherwise.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Transactions" means the recapitalization, merger, stock purchase and the other transactions contemplated by the Recapitalization Agreement and the related financings.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with Section 4.4 and
(y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if
(x) immediately after giving effect to such designation and treating all Indebtedness of such Unrestricted Subsidiary as being incurred on such date, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Vistar" means Vistar, Inc.

          "Vistar Merger" means the merger contemplated by the Vistar Merger Agreement.

          "Vistar Merger Agreement" means that certain Merger Agreement, dated as of October 10, 1997, by and between Vistar and the Company.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

          SECTION 1.2. Other Definitions.
                       -----------------

                                                                  Defined in
           Term                                                     Section
           ----                                                     -------

  "Affiliate Transaction"..................................           4.7
  "Agent Member"...........................................           2.1
  "Bankruptcy Law".........................................           6.1
  "Blockage Notice"........................................          10.3
  "covenant defeasance option".............................           8.1(b)
  "Custodian"..............................................           6.1
  "Definitive Securities"..................................           2.1
  "Event of Default".......................................           6.1
  "Global Security"........................................           2.1(b)
  "legal defeasance option"................................           8.1(b)
  "Non-Global Purchaser"...................................           2.1
  "Offer"  ................................................           4.6
  "pay the Securities".....................................          10.3
  "Paying Agent"...........................................           2.3
  "Payment Blockage Period"................................          10.3
  "Registrar"..............................................           2.3
  "Restricted Payment".....................................           4.4
  "Rule 144A"..............................................           2.1(b)
  "Successor Company"......................................           5.1

          SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 THE SECURITIES

          SECTION 2.1. FORM, DATING AND TERMS. (a) The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated December 15, 1998, among the Company, Chase Securities Inc., BT Alex. Brown Incorporated and Salomon Brothers Inc. The Initial Notes will be resold initially only to
(A) qualified institutional buyers (as defined in Rule 144A under the Securities Act ("RULE 144A")) in reliance on Rule 144A ("QIBS") and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act ("REGULATION S")) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to among others, QIBs, purchasers in reliance on Regulation S and IAIs (as defined herein) in accordance with Rule 501 of the Securities Act in accordance with the procedures described herein.

          Initial Notes offered and sold to qualified institutional buyers in the United States of America in reliance on Rule 144A (the "RULE 144A NOTE") will be issued on the Issue Date in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the "RULE 144A GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold outside the United States of America in reliance on Regulation S (the "REGULATION S NOTE") will be issued on the Issue Date in the form of a permanent global Security, without interest coupons, substantially in the form set forth in Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (a "REGULATION S GLOBAL NOTE"). The Regulation S Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Securities resold to institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIS") in the United States of America will be issued in non-global, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c), duly executed by the Company and authenticated by the Trustee as hereinafter provided (each, an "INSTITUTIONAL ACCREDITED INVESTOR NOTE"). Upon such issuance, the Trustee shall register such Institutional Accredited Investor Note in the name of the beneficial owner or owners of such note (or the nominee of such beneficial owner or owners) and deliver the certificates for such Institutional Accredited Investor Notes to the respective beneficial owner or owners. Upon transfer of such Institutional Accredited Investor Notes to a QIB or to a

Non-U.S. Person, such Institutional Accredited Investor Notes will, unless the Rule 144A Global Note, in the case of a transfer to a QIB, or the Regulation S Global Note, in the case of a transfer to a Non-U.S. Person, has previously been exchanged for Definitive Securities pursuant to Section 2.1(e), be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.6.

          Exchange Notes exchanged for interests in the Rule 144A Note, the Regulation S Note and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(c) (the "EXCHANGE GLOBAL NOTE"). The Exchange Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate.

          The Rule 144A Global Note, the Regulation S Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "GLOBAL SECURITIES."

          The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.

          The Private Exchange Securities shall be in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth in Exhibits A and B and in Section 2.1(c). The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

          (b) DENOMINATIONS. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

          (c) RESTRICTIVE LEGENDS. Unless and until (i) an Initial Note or Private Exchange Security is sold under an effective registration statement or
(ii) an Initial Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

          (A) the Rule 144A Global Note and the Institutional Accredited Investor Notes shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY SUBSIDIARY GUARANTOR OR ANY AFFILIATE OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION

     WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND, IN EACH CASE, ONLY IF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."; and

          (B) the Regulation S Global Note shall bear the following legend (the "REGULATION S LEGEND") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY SUBSIDIARY GUARANTOR OR ANY AFFILIATE OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY,
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR

     (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

          (C) The Global Securities, whether or not an Initial Note, shall bear the following legend on the face thereof:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (D) Each Institutional Accredited Investor Note shall also bear the following additional legend on the face thereof:

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS.

          (d) BOOK-ENTRY PROVISIONS. (i) This SECTION 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.

          (ii) Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of the Depositary, (y) be delivered to the Trustee as custodian for the Depositary and
(z) bear legends as set forth in SECTION 2.1(C).

          (iii) Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Definitive Securities or to IAIs who shall hold certificated Institutional Accredited Investor Notes pursuant to
Section 2.1(a), the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

          (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

          (vi) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent

Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (e) DEFINITIVE SECURITIES. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or,
(b) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

          (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

          (iii) In connection with the exchange of a Definitive Security for a beneficial interest in a Global Security pursuant to a transfer of an Institutional Accredited Investor Note to a QIB or a Non-U.S. Person, upon receipt by the Trustee of such Institutional Accredited Investor Note, duly endorsed or accompanied by appropriate instruments of transfer in accordance with Section 2.6(a), the Trustee shall cancel such Institutional Accredited Investor Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount. The Trustee shall deliver copies of each certification and instruction received by it to the Depositary and, upon receipt thereof, the Securities Custodian shall reflect on its books and records the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of the Institutional

Accredited Investor Note so transferred to reflect the exchange of such Institutional Accredited Investor Note for an interest in the Global Security.

          (iv) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

          SECTION 2.2. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

          The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $55 million and (2) Exchange Notes for issue only in a Registered Exchange Offer and Private Exchange Securities pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (a "COMPANY ORDER"). Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $55 million except as provided in Section 2.9.

          The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          In case the Company, pursuant to Article V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article V, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

          SECTION 2.3. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "NOTE REGISTER"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

          SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. By at least 10:00 A.M. (New York City time) on the date on which any principal of, premium if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of, premium if any, or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

          SECTION 2.5. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6. TRANSFER AND EXCHANGE.

     (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

         (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form of an assignment on the reverse of the certificate that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

     (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted
Period:

          (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the

Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

     After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring the certifications set forth in
Section 2.7, Section 2.8 or any additional certification.

     (c) RESTRICTED SECURITIES LEGEND. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) The Company shall deliver to the Trustee an Officer's Certificate setting forth the Resale Restriction Termination Date and the Restricted Period.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 and this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (e) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

          (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 4.6, 4.8 or 9.5 or pursuant to paragraph 5 of the Securities).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) Any Definitive Security (including any Institutional Accredited Investor Note) delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

          (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (f) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (iii) Each beneficial owner of an interest in any Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment by such beneficial owner of such interest in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          SECTION 2.7. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS.

                                                                 [Date]

State Street Bank and Trust Company
Two International Place
Boston, Massachusetts  02110
Attention:  Corporate Trust Services Department

Dear Sirs:

          This certificate is delivered to request a transfer of $ principal amount of the 9 7/8% Series C Senior Subordinated Notes due 2006 (the "Securities") of Safelite Glass Corp. (the "Company").

          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

          Name: ___________________________________

          Address: ________________________________

          Taxpayer ID Number: _____________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the

Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                       TRANSFEREE:_____________________

                                       BY______________________________

                                       Signature Medallion Guaranteed

          SECTION 2.8. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S.

                                                               [Date]

State Street Bank and Trust Company
Two International Place
Boston, Massachusetts  02110

Attention:  Corporate Trust Services Department

          Re:  Safelite Glass Corp.
               9 7/8% SERIES C SENIOR SUBORDINATED NOTES DUE 2006 (THE "SECURITIES")

Ladies and Gentlemen:

          In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (a) the offer of the Securities was not made to a person in the United States;

     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of

Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

     Very truly yours,

     [Name of Transferor]

     By:____________________________

        ----------------------------
        Authorized Signature                 Signature Medallion Guaranteed

          SECTION 2.9. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

          SECTION 2.10. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.11. TEMPORARY SECURITIES. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

          SECTION 2.12. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.13. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section.

          SECTION 2.14. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                                   REDEMPTION

          SECTION 3.1. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

          SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the entirety of Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.3. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days prior to the date fixed for redemption of Securities, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at the last address for such Holder then shown on the Registrar's books.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) the subparagraph of the Securities pursuant to which such redemption is being made;

          (6) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (7) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; PROVIDED that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.5. DEPOSIT OF REDEMPTION PRICE. By at least 10:00 A.M. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price or the Paying Agent is prohibited from making such payment, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

          SECTION 3.6. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.7. SPECIAL REDEMPTION. Unless the Company shall have received net cash proceeds of at least $50 million from the issuance of Qualified Capital Stock in the Equity Investment on or prior to January 29, 1999, the Company shall redeem the Securities (the "SPECIAL REDEMPTION") on February 3, 1999 (or such earlier date selected by the Company, the "SPECIAL

REDEMPTION DATE") at a redemption price (the "SPECIAL REDEMPTION PRICE") equal to 92.649% of the original principal amount of the Securities, plus accrued and unpaid interest thereon from December 18, 1998 to the Special Redemption Date.

          Pursuant to the Pledge and Security Agreement dated as of December 18, 1998 (as the same may be amended, modified or otherwise supplemented from time to time, the "PLEDGE AGREEMENT") between the Company and State Street Bank and Trust Company, in its capacities as Trustee and collateral agent (the "COLLATERAL AGENT")and The Chase Manhattan Bank, as securities intermediary (the "SECURITIES INTERMEDIARY"), in the form annexed hereto as Exhibit D, the Company shall deposit $46.4 million of the proceeds of the Offering (as defined in the Offering Memorandum)into a securities account (the "PLEDGED FUNDS") for the benefit of the Holders. The Collateral Agent will exercise control over the Pledged Funds as collateral for the Securities pursuant to the Pledge Agreement until such funds are applied to complete the Special Redemption, or such earlier time that the Equity Investment is completed. The Company shall deliver to the Collateral Agent an irrevocable letter of credit issued under the Bank Credit Agreement in favor of the Collateral Agent for the benefit of the holders of the Notes in the amount of $5,266,030 (the "Letter of Credit") so that the Pledged Funds originally deposited in the Account (as defined in the Pledge Agreement) on the Issue Date, together with such Letter of Credit, will be sufficient to complete the redemption of the Securities at the Special Redemption Price on the Special Redemption Date.

          If the Special Redemption occurs, the funds owing in respect of such Special Redemption shall be paid to Holders on the Special Redemption Date. The Pledge Agreement provides that if, on or prior to January 29, 1999, the Company delivers to the Trustee a certificate substantially in the form set forth in the Pledge Agreement stating that the Equity Investment has been completed, then simultaneously with the completion of the Equity Investment, the Collateral Agent will release to the Company (through instructions to the Securities Intermediary) the Pledged Funds, and the Pledge Agreement will terminate. In addition, the Letter of Credit issued in favor of the Collateral Agent for the benefit of the holders of the Notes on the Issue Date as described above will be canceled.

          The Company shall apply $50 million of the proceeds of the Equity Investment to repay $35 million of revolving credit loans under the Bank Credit Agreement and $15 million to the repayment of term loans under the Bank Credit Agreement.

          Pending such release of funds to the Company or the occurrence of the Special Redemption, such funds shall be controlled by the Collateral Agent through instructions to the Securities Intermediary and may be invested, as directed by the Company, in cash and/or Cash Equivalents (subject to the restrictions set forth in the Pledge Agreement). In connection with the Special Redemption, notice of such Special Redemption will be mailed by overnight delivery to each Holder at the address last drawn on the Registrar's books not less than three Business Days prior to the Special Redemption Date. The notice shall identify such notice of redemption as pursuant to the Special Redemption and the CUSIP number, if any, on the Securities being redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.8. ENTIRETY OF COLLATERAL ARRANGEMENT. The Pledge Agreement is being executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the trust under this Indenture, as fully as if the terms hereof were set forth at length in the Pledge Agreement.

                                   ARTICLE IV

                                    COVENANTS

          SECTION 4.1. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of (and premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal (and premium, if any) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal (and premium, if any) and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          Notwithstanding anything to the contrary contained in this Indenture, the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 4.2. LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such

Liens and (ii) in all other cases, the Securities are equally and ratably secured, except for (A) Liens existing as of the 1996 Issue Date and any extensions, renewals or replacements thereof; (B) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness; (C) Liens securing the Securities and the Guarantees; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Subsidiary of the Company; (E) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and
(F) Permitted Liens.

          SECTION 4.3. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "INCUR") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

          SECTION 4.4. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses
(a), (b) and (c) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 or (iii) the aggregate amount of Restricted Payments made subsequent to the 1996 Issue Date shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the

1996 Issue Date and on or prior to the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); plus
(x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the 1996 Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness); plus (y) without duplication of any amounts included in clause
(iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding any net cash proceeds from such equity contribution to the extent used to redeem Securities in accordance with the optional redemption provisions of the Securities); plus (z) to the extent that any Investment (other than a Permitted Investment) that was made after the 1996 Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Investment.

          (b) Notwithstanding clause (a) above, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; PROVIDED that such redemptions or repurchases pursuant to this clause (3) since the 1996 Issue Date shall not exceed
$2 million (which amount shall be increased by the amount of any cash proceeds to the Company from (x) sales of its Capital Stock to management employees subsequent to the 1996 Issue Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate;
(4) the payment of fees and compensation as permitted under clause (i) of
Section 4.7(b); (5) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $100,000 in the aggregate since the 1996 Issue

Date, to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (7) payments made on the 1996 Issue Date pursuant to the Recapitalization Agreement; and (8) payment of the Distribution. In determining the aggregate amount of Restricted Payments made subsequent to the 1996 Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (1), (2)(ii) and (3) of this Section 4.4(b) shall be included in such calculation, PROVIDED that such expenditures pursuant to clause (3) shall not be included to the extent of cash proceeds received by the Company from any "key-man" life insurance policies and (b) amounts expended pursuant to clauses (2)(i), (4), (5), (6), (7) and (8) shall be excluded from such calculation.

          (c) The Company shall not permit the payment of dividends in respect of the Non-Voting Preferred Stock unless the Company exercises its optional right to redeem the Non-Voting Preferred Stock (the payment of such dividends to occur at the time of redemption); PROVIDED that the payment of such dividends will only be permitted if such payment is in compliance with clauses (a) and (b) of this Section 4.4.

          SECTION 4.5. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:
(1) applicable law; (2) this Indenture or the Existing Notes Indenture;
(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the 1996 Issue Date (including, without limitation, the Bank Credit Agreement and the Recapitalization Agreement);
(6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is acquired after the 1996 Issue Date; (9) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; PROVIDED that such restrictions apply only to such Receivables Entity; or
(10) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

          SECTION 4.6. LIMITATION ON ASSET SALES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or such Restricted Subsidiary's Guarantee, if any) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or any such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash for purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to reinvest in Productive Assets, or
(C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the immediately preceding sentence (each, a "NET

PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the immediately preceding sentence (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Securities equal to the Note Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.6(a). Any offer with respect to Other Debt shall be made and consummated concurrently with any Net Proceeds Offer.

          "Other Debt" shall mean other Indebtedness of the Company that ranks pari passu with the Securities and requires that an offer to purchase such Other Debt be made upon consummation of an Asset Sale.

          "Note Offer Amount" means (i) if an offer to purchase Other Debt is not being made, the amount of the Net Proceeds Offer Amount and (ii) if an offer to purchase Other Debt is being made, an amount equal to the product of (x) the Net Proceeds Offer Amount and (y) a fraction the numerator of which is the aggregate amount of Securities tendered pursuant to such offer to purchase and the denominator of which is the aggregate amount of Securities and Other Debt tendered pursuant to such offer to purchase.

          Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $5 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5 million or more shall be deemed to be a "NET PROCEEDS OFFER TRIGGER DATE").

          Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for at least fair market value (as determined in good faith by the Company's Board of Directors); PROVIDED that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds and shall be subject to the provisions of the two preceding paragraphs; PROVIDED, that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

          (b) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 15 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Securities in an amount exceeding the Note Offer Amount, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Securities tendered pursuant to a Net Proceeds Offer is less than the Note Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

          (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.6 by virtue thereof.

          SECTION 4.7. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "AFFILIATE TRANSACTION"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; PROVIDED, HOWEVER, that for a transaction or series of related transactions with an aggregate value of $2 million or more, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; PROVIDED, FURTHER, that for a transaction or series of related transactions with an aggregate value of $5 million or more, the Board of Directors of the Company shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

          (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, PROVIDED such transactions are not otherwise prohibited by this Indenture; (iii) transactions effected as part of a Qualified Receivables Transaction; (iv) any agreement as in effect as of the 1996 Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the 1996 Issue Date; (v) Restricted Payments permitted by this Indenture; and (vi) payments made by the Company to, and agreements entered into by the Company with, Affiliates in connection with the Vistar Merger.

          SECTION 4.8. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control Triggering Event, the Company covenants to (i) repay in full and terminate all commitments under the Bank Indebtedness or offer to repay in full and terminate all commitments under all Bank Indebtedness and to repay the Bank Indebtedness owed to each holder of Bank Indebtedness which has accepted such offer or (ii) obtain the requisite consents under the Bank Credit Agreement to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. The Company's failure to comply with this Section 4.8 shall constitute an Event of Default under Section 6.1(3) and not under 6.1(2).

          (b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "CHANGE OF CONTROL PAYMENT DATE"). Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

          (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.8 by virtue thereof.

          SECTION 4.9. PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. Neither the Company nor any Subsidiary Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or such Subsidiary

Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

          SECTION 4.10. LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

          SECTION 4.11. LIMITATION ON FUTURE GUARANTEES. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens the payment of the Bank Indebtedness or any refunding or refinancing thereof, in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee, such Guarantee to be a senior subordinated unsecured obligation of such Restricted Subsidiary. Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Securities or the Guarantees to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.3. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

          SECTION 4.12. CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the 1996 Issue Date.

          SECTION 4.13. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          SECTION 4.14. CORPORATE EXISTENCE. Except as otherwise permitted by
Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such

Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

          SECTION 4.15. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.16. MAINTENANCE OF PROPERTIES AND INSURANCE. (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this Section 4.16 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

          (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

          SECTION 4.17. COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          SECTION 4.18. ADDITIONAL INFORMATION. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and the Subsidiary Guarantors will also comply with the other provisions of TIA ss. 314(a).

          SECTION 4.19. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                                SUCCESSOR COMPANY

          SECTION 5.1. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. (a) The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons unless:

               (i) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Securities and this Indenture;

               (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and including adjustments that are (x) directly attributable to such transaction and
          (y) factually supportable), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3;

               (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), no Default or Event of Default shall have occurred and be continuing;

               (iv) each Subsidiary Guarantor, unless it is the other party to such transaction, shall have by execution of a supplemental indenture confirmed that after consummation of such transaction its Guarantee shall apply, as such Guarantee applied on the date it was granted under this Indenture to the obligations of the Company under this Indenture and the Securities, to the obligations of the Company or such Person, as the case may be, under this Indenture and the Securities;

               (v) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii) above, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

          (b) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such; PROVIDED that solely for purposes of computing amounts described in clause (iii) of Section 4.4(a), any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

          (c) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.6 or as otherwise provided in this Indenture) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, including adjustments that are (A) directly attributable to such transaction and (B) factually supportable, the Company could satisfy the provisions of Section 5.1(a)(ii).

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

          SECTION 6.1. EVENTS OF DEFAULT. An "Event of Default" occurs if:

               (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

               (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption or failure to make the Special Redemption required by Section 3.7, upon required repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X;

               (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

               (4) the Company fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time;

               (5) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment which is not promptly stayed;

               (6) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case or proceeding;

                    (B) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

                    (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                    (D) makes a general assignment for the benefit of its
               creditors;

                    (E) consents to or acquiesces in the institution of a
               bankruptcy or an insolvency proceeding against it;

                    (F) takes any corporate action to authorize or effect any of the foregoing;

          or takes any comparable action under any foreign laws relating to insolvency;

               (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Significant
               Subsidiary in an involuntary case;

                    (B) appoints a Custodian of the Company or any Significant
               Subsidiary or for any substantial part of its property; or

                    (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

          or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or

               (8) any of the Guarantees of the Subsidiary Guarantors that are also Significant Subsidiaries of the Company ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of such Subsidiary Guarantor in accordance with the terms of this Indenture).

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clauses (3), (5) or (8) of this Section 6.1.

          SECTION 6.2. ACCELERATION. (a) If an Event of Default (other than an Event of Default specified in 6.1(6) or (7)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of

Default and that it is a "notice of acceleration", and the same shall become immediately due and payable.

          (b) If an Event of Default specified in Sections 6.1(6) and (7) occurs and is continuing, then the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Securities.

          (c) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.2(a) or (b) above, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and
(v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(6), (7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

          SECTION 6.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.4. WAIVER OF PAST DEFAULTS. The holders of a majority in principal amount of the Securities may waive any existing Default or Event of Default under this Indenture, and its consequences, except (i) a default in the payment of the principal of or interest on any Securities or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

          SECTION 6.5. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.6. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 45-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

          SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to holders of Senior Indebtedness and Guarantor Senior Indebtedness to the extent required by

         Article X;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH: to the Company or any other obligors on the Securities as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VII

                                     TRUSTEE

          SECTION 7.1. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)      Except during the continuance of an Event of
Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b)
            of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.2. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports required by TIA ss. 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC if required by law and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.7. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.1. DISCHARGE OF LIABILITY ON SECURITIES. (a) The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in Section 8.1(b), if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (i) either (A) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Securities have otherwise become due and payable hereunder;

          (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such money, to pay principal of, premium on, if any, and interest on the outstanding Securities to maturity or redemption, as the case may be; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities and, PROVIDED, FURTHER, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article X;

          (iii) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (iv) the Company shall have paid all other sums payable by it hereunder; and

          (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Securities and this Indenture have been satisfied. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Bank Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

          (b) Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.2, 2.5, 2.6, 2.9, 2.10, 4.1, 4.13, 4.14, 4.15, 4.17, 7.7, 8.4,
8.5, and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.10. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4, 8.5, and 8.6 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.2. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 hereof and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and the following provisions shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Sections 8.3 and 8.4 hereof, and as more fully set forth in such Sections, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Article II and Section 4.13 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this
Article VIII. The Holders of the Securities and any amounts deposited under
Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article X or otherwise. Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from its obligations under the covenants contained in Sections 4.2 through 4.12 and Article V hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Sections
8.3 and 8.4 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article X or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(3) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          SECTION 8.3. CONDITIONS TO DEFEASANCE. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

          (1) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the holders of the Securities cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be; PROVIDED that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such cash in U.S. dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

          (2) in the case of a Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of a Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence) or insofar as Sections 6.1(6) and 6.1(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with;

          (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

          SECTION 8.4. APPLICATION OF TRUST MONEY. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.5. REPAYMENT TO COMPANY OR THE SUBSIDIARY GUARANTORS. Subject to Article VIII, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon request any excess U.S. Legal Tender or U.S.

Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or a Subsidiary Guarantor. After payment to the Company or a Subsidiary Guarantor, as the case may be, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

          SECTION 8.6. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities (and each Subsidiary Guarantor's obligations under a Guarantee) shall be revived and reinstated as though no deposit had occurred pursuant to Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article VIII; PROVIDED that if the Company or any Subsidiary Guarantor, as the case may be, has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or any Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

          SECTION 9.1. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency; PROVIDED that such amendment does not in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

          (2) to comply with Article V;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness or Guarantor Senior Indebtedness (or Representatives therefor) under Article X;

          (5) to add Guarantees with respect to the Securities or to secure the Securities;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

          (8) to make any change that does not adversely affect the rights of any Securityholder; or

          (9) to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes and provisions relating to an increase in interest rates in the event the Securities are not registered under the Securities Act will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities.

          An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.2. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Security;

          (3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Security, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (4) make any Security payable in money other than that stated in the Security;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of, premium, if any, or interest on the Securities);

          (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

          (7) modify Article X or the definitions used in Article X of this Indenture to adversely affect the Holders in any material respect; or

          (8) release any Subsidiary Guarantor that is a Significant Subsidiary of the Company from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case, the amendment or waiver shall bind only each Securityholder who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

          SECTION 9.5. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  SUBORDINATION

          SECTION 10.1. AGREEMENT TO SUBORDINATE. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness will rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

          SECTION 10.2. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets or securities of the Company to creditors upon a total or partial liquidation or dissolution or reorganization or similar proceeding of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties, or in an assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Company:

          (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of, premium, if any, or interest on or other amounts with respect to the Securities; and

          (2) until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness as their interests may appear.

          SECTION 10.3. DEFAULT ON SENIOR INDEBTEDNESS. Neither the Company nor any Subsidiary Guarantor may pay the principal of, premium (if any) or interest on or other amounts with respect to the Securities or make any deposit pursuant to Article VIII or repurchase, redeem or otherwise retire any Securities (collectively, "PAY THE SECURITIES") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "BLOCKAGE NOTICE") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash or Cash Equivalents of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions of the immediately preceding sentence (unless the events described in clause (i) or (ii) of the first sentence of this Section 10.3 shall have occurred and be continuing), the Company may resume payments on the Securities after such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; PROVIDED, HOWEVER, that if any

Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period; PROVIDED, FURTHER, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

          SECTION 10.4. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration and provide copies of such notices to the Trustee.

          If any Designated Senior Indebtedness is outstanding at the time of such acceleration, the Company may not pay the Securities until five Business Days after the holder or Representative of such Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Securities only if this Article X otherwise permits payments at that time.

          SECTION 10.5. WHEN DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

          SECTION 10.6. SUBROGATION. After all Senior Indebtedness is paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article X to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of Senior Indebtedness.

          SECTION 10.7. RELATIVE RIGHTS. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior

         Indebtedness to receive distributions otherwise payable to Securityholders.

          SECTION 10.8. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

          SECTION 10.9. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11. ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment in respect of the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this
Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities or to make a claim for payment under a Guarantee.

          SECTION 10.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds either
(i) of U.S. Legal Tender or U.S. Government Obligations held in trust under
Article VIII by the Trustee for the payment of principal of and interest on the Securities or (ii) of cash and/or Cash Equivalents held pursuant to the Pledge Agreement prior to completion of the Equity Investment and amounts that may be drawn under the Letter of Credit referred to in such Pledge Agreement shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and
7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

          SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior


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Indebtedness shall be entitled by virtue of this Article X or otherwise.

          SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                              SUBSIDIARY GUARANTEE

          SECTION 11.1. SUBSIDIARY GUARANTEE. (a) After the Issue Date, the Company shall cause each Restricted Subsidiary of the Company that guarantees payment of the Bank Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to the provisions of this Article XI.

          SECTION 11.2. UNCONDITIONAL GUARANTEE. Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees, subject to Article XII, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or


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thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

          SECTION 11.3. SUBORDINATION OF GUARANTEE. The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Article XII.

          SECTION 11.4. SEVERABILITY. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.5. RELEASE OF A SUBSIDIARY GUARANTOR. Upon (i) the release by the lenders under the Bank Credit Agreement, related documents and future refinancings thereof of all guarantees of a Subsidiary Guarantor and all Liens on the property or assets of said Subsidiary Guarantor relating to such Indebtedness or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this

Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article XI without any further action required on the part of the Trustee or any Holder; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under the Bank Credit Agreement and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company or the Subsidiary Guarantor shall also terminate upon such release, sale or transfer.

          The Trustee shall execute an appropriate instrument delivered by the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.5. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article XI.

          SECTION 11.6. LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY. Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Subsidiary Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.8, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

          SECTION 11.7. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. (1) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

          (2) Except as set forth in Article IV, Article V and this Article XI, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); PROVIDED, HOWEVER, that, subject to Sections 11.5 and 11.7(a), (i) immediately after such transaction and giving effect thereto, such transaction does not (a) violate any covenants set forth herein or (b) result in a Default or Event of Default under this Indenture that is continuing, (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Subsidiary Guarantor set forth in this Article XI, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee and in compliance with Section 9.6, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property, (iii) in the event that such Subsidiary Guarantor is not the surviving corporation in the merger, such surviving corporation shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and (iv) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and including adjustments that are (i) directly attributable to such transaction and
(ii) factually supportable), the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.3. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

          SECTION 11.8. CONTRIBUTION. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under the Guarantee, such Funding

Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantee in respect of the obligation of such Subsidiary under the Guarantee), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

          SECTION 11.9. WAIVER OF SUBROGATION. Until all Obligations are paid in full each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of Section 11.3, Article X and Article XII, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each

Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.9 is knowingly made in contemplation of such benefits.

          SECTION 11.10. WAIVER OF STAY, EXTENSION OR USURY LAWS. Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XII

                           SUBORDINATION OF GUARANTEES

          SECTION 12.1. AGREEMENT TO SUBORDINATE. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness and other obligations evidenced by the Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in cash or Cash Equivalents of all Guarantor Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness. The Guarantee of each Subsidiary Guarantor shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Indebtedness of each Subsidiary Guarantor which is Guarantor Senior Indebtedness shall rank senior to the Guarantee of each Subsidiary Guarantor in accordance with the provisions set forth herein. All provisions of this Article XII shall be subject to Section 12.12.

          SECTION 12.2. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets or securities of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a dissolution or reorganization of or similar proceeding relating to any Subsidiary Guarantor or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Subsidiary Guarantor or its property, or in an assignment for the benefit of creditors or any marshaling of the assets and liabilities of any Subsidiary Guarantor:

          (a) holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of the Guarantor Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, premium, if any, or interest on or any other amount in respect of the Securities from such Subsidiary Guarantor; and

          (b) until the Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders would be entitled from such Subsidiary Guarantor but for this Article XII shall be made to holders of Guarantor Senior Indebtedness as their interests may appear.

          SECTION 12.3. DEFAULT ON GUARANTOR SENIOR INDEBTEDNESS. A Subsidiary Guarantor may not directly or indirectly pay the principal of, premium (if any) or interest on or any other amount in respect of the Securities or make any deposit pursuant to Article VIII and may not repurchase, redeem or otherwise retire any Securities or make any payments with respect to any Obligations on the Guarantee of such Subsidiary Guarantor (collectively, "PAY THE SECURITIES") if (i) any Senior Indebtedness or Guarantor Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness or Guarantor Senior Indebtedness occurs and the maturity of such Senior Indebtedness or Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness or Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, that each Subsidiary Guarantor may pay the Securities in respect to any Obligations on the Guarantee of such Subsidiary Guarantor without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the holders of the Senior Indebtedness or Guarantor Senior Indebtedness with respect to which either of the events set forth in clause (i) and (ii) above has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness or Guarantor Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, each Subsidiary Guarantor may not pay the Securities during the Payment Blockage Period (as defined in Section 10.3) commencing upon the receipt by the Trustee (with a copy to the Company) of the Blockage Notice (as defined in Section 10.3) of such default from the Representative of the holders of such Senior Indebtedness or Guarantor Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because such Senior Indebtedness or Guarantor Senior Indebtedness has been repaid in full in cash or Cash Equivalents or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (unless the events described in the first sentence of this Section 12.3 shall have occurred and be continuing), such Subsidiary Guarantor may resume payments on the Securities after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness or Guarantor Senior Indebtedness during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period; PROVIDED, FURTHER, HOWEVER, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

          SECTION 12.4. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, each Subsidiary Guarantor shall promptly notify the holders of the Bank Indebtedness of the acceleration and provide copies of such notices to the Trustee.

          If payment of the Securities is accelerated, each Subsidiary Guarantor shall not pay the Securities with respect to any Obligations on the Guarantee of such Subsidiary Guarantor until five Business Days after such holders (or their Representatives) receive notice of such acceleration and, thereafter, may pay the Securities only if permitted under this Article XII.

          SECTION 12.5. WHEN PAYMENT OR DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Holders that because of this Article XII should not have been made to them, the Holders who receive the payment or distribution shall hold it in trust for holders of Guarantor Senior Indebtedness and pay it over to them as their interests may appear.

          SECTION 12.6. SUBROGATION. After all Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness. A distribution made under this Article XII to holders of Guarantor Senior Indebtedness which otherwise would have been made to Holders is not, as between each Subsidiary


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                                                                             99

Guarantor and Holders, a payment by each Subsidiary Guarantor on Guarantor Senior Indebtedness.

          SECTION 12.7. RELATIVE RIGHTS. This Article XII defines the relative rights of Holders and holders of Guarantor Senior Indebtedness. Nothing in this Indenture shall:

          (a) impair, as between each Subsidiary Guarantor and Holders, the obligation of each Subsidiary Guarantor, which is absolute and unconditional, to guarantee the payment of principal of and interest on the Securities in accordance with the terms of the Securities and the Guarantees; or

          (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive payments and distributions otherwise payable to Holders.

          SECTION 12.8. SUBORDINATION MAY NOT BE IMPAIRED BY SUBSIDIARY GUARANTOR. No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness and other obligations evidenced by the Guarantees shall be impaired by any act or failure to act by any Subsidiary Guarantor or by its failure to comply with this Indenture.

          SECTION 12.9. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 12.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article XII. Each Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Guarantor Senior Indebtedness may give the notice.

          The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a payment or distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the payment or distribution may be made and the notice given to their Representative (if any).

          SECTION 12.11. ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Securities and the Guarantees by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a Default. Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

          SECTION 12.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from U.S. Legal Tender or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article XII, and none of the Holders shall be obligated to pay over any such amount to any Subsidiary Guarantor or any holder of Guarantor Senior Indebtedness of such Subsidiary Guarantor or any other creditor of such Subsidiary Guarantor.

          SECTION 12.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of each Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

          SECTION 12.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Guarantor Senior Indebtedness as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or any Subsidiary Guarantor or any other Person, money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

          SECTION 12.16. RELIANCE BY HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          SECTION 13.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

          SECTION 13.2. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           Safelite Glass Corp.
                           1105 Schrock Road
                           Columbus, Ohio  43229

                           Attention of General Counsel
                           if to the Trustee:

                           State Street Bank and Trust Company
                           Two International Place
                           Boston, Massachusetts  02110

                           Attention of Corporate Trust Department

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to theiR rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

          SECTION 13.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 13.6. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 13.7. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.8. LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state in which the corporate trust office of the Trustee is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.9. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 13.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 13.11. SUCCESSORS. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13. VARIABLE PROVISIONS. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

          SECTION 13.14. QUALIFICATION OF INDENTURE. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 13.15. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        SAFELITE GLASS CORP.


                                        By:  /s/ Douglas A. Herron
                                            ------------------------------
                                            Name: Douglas A. Herron
                                            Title: Sr. VP & CFO


                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee


                                        By:  /s/ Robert J. Dunn
                                            ------------------------------
                                            Name: Robert J. Dunn
                                            Title: Vice President

                                                                     EXHIBIT A

                              SAFELITE GLASS CORP.

No. __                                          Principal Amount $_____________

                                                            CUSIP NO. _________

                  9 7/8% Series C Senior Subordinated Note due 2006

                  Safelite Glass Corp., a Delaware corporation, promises to pay
to __________, or registered assigns, the principal sum of        _____________
 Dollars on December 15, 2006.

                  Interest Payment Dates:  June 15 and December 15.

                  Record Dates:  June 1 and December 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.

Dated:  December __, 1998         SAFELITE GLASS CORP.


                                  By:
                                     ----------------------------------
                                      Name:
                                      Title:

                                  By:
                                     ----------------------------------
                                      Name:
                                      Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by
  -----------------------------
  Authorized Signatory

                              (Reverse of Security)

                9 7/8% Series C Senior Subordinated Note due 2006

1.   INTEREST

          Safelite Glass Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

          The Company will pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from December 18, 1998. The Company shall pay interest on overdue principal or premium, if any, and interest at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT

          By at least 10:00 A.M. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the June 1 or December 1 immediately preceding the interest payment date even if Securities are canceled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   PAYING AGENT AND REGISTRAR

          Initially, State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Company issued the Securities under an Indenture dated as of December 18, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured senior subordinated obligations of the Company limited to $55 million aggregate principal amount (subject to Section 2.9 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes or Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the investments of the Company, its Subsidiaries and transactions with Affiliates, Liens, dividends and other payment restrictions affecting Subsidiaries, incurrence of Indebtedness senior to the Securities but junior to Senior Indebtedness, preferred stock of Subsidiaries, future guarantees and conduct of business. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

          To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors will have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   OPTIONAL REDEMPTION

          Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to December 15, 2001. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period commencing on December 15 of the year set forth below plus, in each case, accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     Year                                                 Redemption Price
     ----                                                 ----------------

     2001.....................................              104.9375%
     2002.....................................              103.2917%
     2003.....................................              101.6458%
     2004 and thereafter......................              100.0000%


          Notwithstanding the foregoing, at any time, or from time to time, on or prior to December 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to $19.25 million of the aggregate principal amount of Securities originally issued at a redemption price equal to 109.875% of the principal amount thereof plus accrued interest to the date of redemption; PROVIDED that at least $35.75 million of the original principal amount of Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any such Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   OPTION OF HOLDER TO ELECT PURCHASE

          Upon a Change of Control Triggering Event, any Holder of Securities will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

          Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from an Asset Sale are not used (a) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (b) to reinvest in Productive Assets or (c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b), then such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date from all Holders on a pro rata basis that amount of Securities equal to the Note Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon.

8.   SUBORDINATION

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning (i) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (b) 15 Business Days before an interest payment date and ending on such interest payment date.

10.  PERSONS DEEMED OWNERS

          The registered holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DEFEASANCE

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to make certain changes in Article X of the Indenture or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

14.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) failure to pay at final maturity (giving effect to any applicable grace period and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final maturity of any such Indebtedness, if the aggregate principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $10.0 million against the Company or any Significant Subsidiary; and (vii) any Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  GOVERNING LAW

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Safelite Glass Corp., 1105 Schrock Road, Columbus, Ohio 43216, Attention: General Counsel.

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

               ---------------------------------------------------
               ---------------------------------------------------
               ---------------------------------------------------
              (Print or type assignee's name, address and zip code)

               ---------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint                agent to transfer
         this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:  ____________________                  Your Signature: ___________________

Signature Guarantee:  ______________________________
                                      (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         1[ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section
                  2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

         2[ ]     transferred to the Company; or

         3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

         5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

         7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                              ------------------------------
                                                        Signature


Signature Guarantee:

-------------------------                     ------------------------------
                                                        Signature


(Signature must be guaranteed)

------------------------------------------------------------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Security have been made:

          Amount of decrease   Amount of increase   Principal Amount of   Signature of
          in Principal Amount  in Principal Amount  this Global Security  authorized officer
Date of   of this Global       of this Global       following such        of Trustee or
Exchange  Security             Security             decrease or increase  Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                      [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________ Your Signature ____________________________
                (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee: _______________________________________
                        (Signature must be guaranteed)

                                                                     EXHIBIT B

                              SAFELITE GLASS CORP.

No. __                                          Principal Amount $_____________

                                                          CUSIP NO. ___________

                  9 7/8% Series D Senior Subordinated Note due 2006

                  Safelite Glass Corp., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ___________________________ Dollars on December 15, 2006.

                  Interest Payment Dates:  June 15 and December 15.

                  Record Dates:  June 1 and December 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.

Dated:  _________ __, 1998            SAFELITE GLASS CORP.


                                      By:
                                          ------------------------------------
                                           Name:
                                           Title:

                                      By:
                                          ------------------------------------
                                           Name:
                                           Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by
  ------------------------
  Authorized Signatory

                              (Reverse of Security)

                9 7/8% Series D Senior Subordinated Note due 2006

1.   INTEREST

          Safelite Glass Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

          The Company will pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from December 18, 1998. The Company shall pay interest on overdue principal or premium, if any, and interest at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT

          By at least 10:00 A.M. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the June 1 or December 1 immediately preceding the interest payment date even if Securities are canceled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   PAYING AGENT AND REGISTRAR

          Initially, State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Company issued the Securities under an Indenture dated as of December 18, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured senior subordinated obligations of the Company limited to $55 million aggregate principal amount (subject to Section 2.9 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes or Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the investments of the Company, its Subsidiaries and transactions with Affiliates, Liens, dividends and other payment restrictions affecting Subsidiaries, incurrence of Indebtedness senior to the Securities but junior to Senior Indebtedness, preferred stock of Subsidiaries, future guarantees and conduct of business. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

          To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors will have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   OPTIONAL REDEMPTION

          Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to December 15, 2001. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period commencing on December 15 of the year set forth below plus, in each case, accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         Year                                          Redemption Price
         ----                                          ----------------

         2001...............................              104.9375%
         2002...............................              103.2917%
         2003...............................              101.6458%
         2004 and thereafter................              100.0000%


          Notwithstanding the foregoing, at any time, or from time to time, on or prior to December 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to $19.25 million of the aggregate principal amount of Securities originally issued at a redemption price equal to 109.875% of the principal amount thereof plus accrued interest to the date of redemption; PROVIDED that at least $35.75 million of the original principal amount of Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any such Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each

Holder of Securities to be redeemed at his registered address. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   OPTION OF HOLDER TO ELECT PURCHASE

          Upon a Change of Control Triggering Event, any Holder of Securities will have the right to require that the Company purchase all or a portion of such Holder's Securities pursuant to the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

          Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from an Asset Sale are not used (a) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (b) to reinvest in Productive Assets or (c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b), then such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase on a date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date from all Holders on a pro rata basis that amount of Securities equal to the Note Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon.

8.   SUBORDINATION

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning (i) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (b) 15 Business Days before an interest payment date and ending on such interest payment date.

10.  PERSONS DEEMED OWNERS

          The registered holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  DEFEASANCE

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to make certain changes in Article X of the Indenture or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

14.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) failure to pay at final maturity (giving effect to any applicable grace period and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final maturity of any such Indebtedness, if the aggregate principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $10.0 million against the Company or any Significant Subsidiary; and (vii) any Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  GOVERNING LAW

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Safelite Glass Corp., 1105 Schrock Road, Columbus, Ohio 43216, Attention: General Counsel.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to


               ---------------------------------------------------
               ---------------------------------------------------
               ---------------------------------------------------
              (Print or type assignee's name, address and zip code)

               ---------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint                agent to transfer
         this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:  ____________________                 Your Signature: ___________________

Signature Guarantee:  ______________________________
                      (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Security have been made:

                Amount of decrease        Amount of increase         Principal Amount of       Signature of
                in Principal Amount       in Principal Amount        this Global Security      authorized officer
Date of         of this Global            of this Global             following such            of Trustee or
Exchange        Security                  Security                   decrease or increase      Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                      [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________ Your Signature ____________________________
                 (Sign exactly as your name appears on the
                  other side of the Security)

Signature Guarantee: _______________________________________
                         (Signature must be guaranteed)

                                                                     EXHIBIT C

                        [FORM OF SUPPLEMENTAL INDENTURE]

          SUPPLEMENTAL INDENTURE, dated as of __________ __, 199_, among SAFELITE GLASS CORP., a Delaware corporation (the "Company"),[list additional Subsidiary Guarantors], [NEW SUBSIDIARY GUARANTOR], a __________ corporation (the "New Subsidiary Guarantor") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee") to the Indenture dated as of December 18, 1998 (the "Indenture") among the Company and the Trustee.

                                  WITNESSETH:

          WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, among other things, amend this Indenture or the Securities without notice to or consent of any Securityholder to add Guarantees with respect to the Securities or to secure the Securities;

          WHEREAS, Section 11.1 of the Indenture provides that any Restricted Subsidiary of the Company that guarantees payment of the Bank Indebtedness must execute and deliver to the Trustee this Supplemental Indenture pursuant to which such Restricted Subsidiary shall agree to be bound by the provisions of Article XI of the Indenture; and

          WHEREAS, the New Subsidiary Guarantor has guaranteed payment of the Bank Indebtedness and shall execute and deliver to the Trustee this Supplemental Indenture.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Indenture.

          2. GUARANTEE. The New Subsidiary Guarantor hereby agrees to unconditionally assume all the obligations of a Subsidiary Guarantor under the Indenture as described therein.

          3. TRUSTEE. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Supplemental Indenture.

          4. EFFECT ON INDENTURE. As supplemented by this Supplemental Indenture, the Indenture is hereby ratified and confirmed in all aspects.

          5. COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          6. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                  [NEW SUBSIDIARY GUARANTORS]


                                  By:
                                     ----------------------------------
                                      Name:
                                      Title:

                                  STATE STREET BANK AND TRUST
                                  COMPANY, as Trustee

                                  By:
                                     ----------------------------------
                                      Name:
                                      Title: Corporate Trust Officer


                                  SAFELITE GLASS CORP.


                                  By:
                                     ----------------------------------
                                      Name:
                                      Title:


                                  [SUBSIDIARY GUARANTORS]

                                  By:
                                     ----------------------------------
                                      Name:
                                      Title: